Exhibit 99.1

FireEye Reports Financial Results for First Quarter 2019

•Q1 revenue of $211 million increased 6 percent from the first quarter of 2018
•Q1 billings of $182 million increased 4 percent from the first quarter of 20181
•Q1 cash flow generated by operations of $24 million increased 166 percent from the first quarter of 2018
•Q1 ending annual recurring revenue of $550 million increased 8 percent compared to the end of the first quarter of 2018

MILPITAS, Calif. – April 30, 2019 – FireEye, Inc. (NASDAQ: FEYE), the intelligence-led security company, today announced financial results for the first quarter ended March 31, 2019.
“We met or exceeded our guidance ranges for all key financial metrics in the first quarter, and demand for our technology, intelligence, and expertise remains strong,” said Kevin Mandia, FireEye chief executive officer.
First Quarter 2019 Financial Results
•Revenue of $211 million increased 6 percent from the first quarter of 2018 and was within the guidance range of $208 million to $212 million.
•Billings of $182 million increased 4 percent from the first quarter of 2018 and were above the guidance range of $170 million to $180 million.1
•GAAP gross margin was 66 percent of revenue, compared to 66 percent of revenue in the first quarter of 2018.
•Non-GAAP gross margin was 74 percent of revenue, compared to 74 percent of revenue in the first quarter of 2018, and was consistent with the guidance of approximately 74 percent of revenue.1
•GAAP operating margin was negative 30 percent of revenue, compared to negative 31 percent of revenue in the first quarter of 2018.
•Non-GAAP operating margin was negative 3 percent of revenue, compared to negative 3 percent of revenue in the first quarter of 2018, and was within the guidance range of negative 3 percent to negative 1 percent of revenue.1
•GAAP net loss per share was $0.38, compared to GAAP net loss per share of $0.39 in the first quarter of 2018.
•Non-GAAP net loss per share was $0.03, compared to non-GAAP net loss per share of $0.04 in the first quarter of 2018, and was within the guidance range of non-GAAP net loss per share of $0.02 to $0.04.1
•Cash flow generated by operations was $24 million, compared to cash flow generated by operations of $9 million in the first quarter of 2018, and was above the guidance range of $10 million to $15 million.
1 A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”
Second Quarter and Updated 2019 Outlook
FireEye provides guidance based on current market conditions and expectations.
For the second quarter of 2019, FireEye currently expects:
•Revenue in the range of $212 million to $216 million.
•Billings in the range of $205 million to $220 million.
•Non-GAAP gross margin as a percent of revenue in the range of 74 percent to 75 percent.
•Non-GAAP operating margin as a percent of revenue in the range of 1 percent to 3 percent.
•Non-GAAP diluted net income per share between $0.01 and $0.03.
•Cash flow generated by operations between negative $5 million and negative $10 million.
•Capital expenditures between $10 million and $15 million.

Non-GAAP diluted net income per share for the second quarter assumes interest income on cash and cash equivalents and short-term investments will offset cash interest expense associated with the company’s convertible senior notes, provision for income taxes of between $1.5 million and $2.0 million, and weighted average diluted shares outstanding of approximately 207 million.
For 2019, FireEye currently expects:
•Revenue in the range of $880 million to $890 million.
•Billings in the range of $915 million to $935 million.
•Non-GAAP gross margin as a percent of revenue of approximately 75 percent.
•Non-GAAP operating margin as a percent of revenue between 5 percent and 6 percent.
•Non-GAAP diluted net income per share between $0.17 and $0.21.
•Cash flow generated by operations between $95 million and $115 million.
•Capital expenditures between $40 million and $50 million.
Non-GAAP diluted net income per share for 2019 assumes interest income on cash and cash equivalents and short-term investments will offset cash interest expense associated with the company's convertible senior notes, provision for income taxes of between $6 million and $8 million, and weighted average diluted shares outstanding of approximately 210 million.
Guidance for non-GAAP financial measures excludes stock-based compensation, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, non-cash interest expense related to the company’s convertible senior notes, and other non-recurring items. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis due to the uncertainty regarding, and the potential variability of, the amounts of stock-based compensation expense, amortization of intangible assets, and non-recurring expenses that may be incurred in the future. Stock-based compensation expense is impacted by the company’s future hiring and retention needs, as well as the future fair market value of the company’s common stock, all of which are difficult to predict and subject to constant change. The actual amount of stock-based compensation in the second quarter of 2019 and full year 2019 will have a significant impact on the company’s GAAP operating margin and net loss per share. Further, amortization of intangible assets, as well as other non-recurring expenses, if any, will also impact results. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures for future periods is not available without unreasonable effort.
Conference Call Information
FireEye will host a conference call today, April 30, 2019, at 5 p.m. Eastern time (2 p.m. Pacific time) to discuss its first quarter financial results and the company’s outlook for the second quarter and full year 2019. Interested parties may access the conference call by dialing 877-312-5521 (domestic) or 678-894-3048 (international). A live audio webcast of the call can be accessed from the Investor Relations section of the company's website at https://investors.fireeye.com. An archived version of the webcast will be available at the same website shortly after the conclusion of the live event.
Forward-Looking Statements
This press release contains forward-looking statements, including statements related to future financial results for the second quarter and full year 2019, including revenue, billings, non-GAAP gross margin, non-GAAP operating margin, interest income and expense, provision for income taxes, non-GAAP diluted net income per share, weighted average diluted shares outstanding, cash flows generated by operations, and capital expenditures in the section entitled “Second Quarter and Updated 2019 Outlook” above.
These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements include customer demand and adoption of FireEye’s products and services; real or perceived defects, errors or vulnerabilities in FireEye's products or services; any delay in the release of FireEye's new products or services; FireEye's ability to react to trends and challenges in its business and the markets in which it operates; FireEye's ability to anticipate market needs or develop new or enhanced products and services to meet those needs; FireEye’s ability to hire and retain key executives and employees; FireEye’s ability to attract new and retain existing customers and train its sales force; the budgeting cycles, seasonal buying patterns and length of FireEye’s sales cycle; risks associated with new offerings; sales and marketing execution risks; the failure to achieve expected synergies and efficiencies of operations between FireEye and its acquired companies; the ability of FireEye and its acquired companies to successfully integrate their respective market opportunities, technologies, products, personnel and operations; the ability of FireEye and its partners to execute their strategies, plans, objectives and expected investments with respect to FireEye’s partnerships; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FireEye’s Form 10-K filed with the Securities and Exchange Commission on February 25, 2019, which should be read in conjunction with these financial results and is available on the Investor Relations section of FireEye’s website at investors.fireeye.com and on the SEC website at www.sec.gov.
All forward-looking statements in this press release are based on information available to the company as of the date hereof, and FireEye does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law. Any future product, service, feature, or related specification that may be referenced in this release is for informational purposes only and is not a commitment to deliver any offering, technology or enhancement. FireEye reserves the right to modify future product or service plans at any time.
Non-GAAP Financial Measures
In this release FireEye has provided financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). These non-GAAP financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures used by other companies. The company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends, and in comparing the company's financial results with other companies in its industry, many of which present similar non-GAAP financial measures.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial information prepared in accordance with GAAP, and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. A reconciliation of the company's non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Billings. FireEye defines billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period. FireEye excludes deferred revenue assumed in connection with acquisitions from the billings calculation. The company considers billings to be a useful metric for management and investors because billings drive deferred revenue balances, which are an important indicator of the company’s future revenues. Revenue recognized from deferred revenue represents a significant percentage of quarterly revenue. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue. Second, FireEye’s calculation of billings may be different from other companies in its industry, some of which may not use billings, may calculate billings differently, may have different billing frequencies, or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of billings as a comparative measure. FireEye compensates for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with revenue calculated in accordance with GAAP.
Non-GAAP gross margin, operating income, operating margin, net income (loss), net income (loss) per share, and free cash flow. FireEye defines non-GAAP gross margin as total gross profit excluding stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, and, as applicable, other special or non-recurring items, divided by total revenue.
FireEye defines non-GAAP operating income (loss) as operating income (loss) excluding stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, acquisition-related expenses, restructuring charges, and other special or non-recurring items. FireEye defines non-GAAP operating margin as non-GAAP operating income divided by total revenue.
FireEye defines non-GAAP net income (loss) as net income (loss) excluding stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, acquisition-related expenses, restructuring charges, other special or non-recurring items, non-cash interest expense related to the company’s convertible senior notes, and discrete tax provision (benefits). FireEye defines non-GAAP diluted net income per share as non-GAAP net income divided by weighted average diluted shares outstanding. Weighted average diluted shares used to calculate non-GAAP diluted net income per share excludes shares issuable upon conversion of the company's convertible senior notes that are anti-dilutive. FireEye defines non-GAAP net loss per share as non-GAAP net loss divided by weighted average basic shares outstanding, which excludes stock options, restricted stock units, performance stock units, and shares issuable upon conversion of the company's convertible senior notes that are anti-dilutive.
FireEye defines free cash flow as cash flow generated by (used in) operations, less purchases of property and equipment and demonstration units.
Non-GAAP net loss and net loss per share in the first quarter of 2019 excluded stock-based compensation expense, amortization of intangible assets, amortization of stock-based compensation expense capitalized in software development costs, restructuring charges, non-cash interest expense related to convertible senior notes issued in June 2015 and the second quarter of 2018, and discrete provision for income taxes. Weighted average shares outstanding used to calculate non-GAAP net loss per share excluded stock options, restricted stock units, performance stock units, and shares issuable upon conversion of the company's convertible senior notes that are anti-dilutive.
Non-GAAP net loss and net loss per share in the first quarter of 2018 excluded stock-based compensation expense, amortization of intangible assets, acquisition-related expenses, non-cash interest expense related to convertible senior notes issued in June 2015, and discrete provision for income taxes. Weighted average shares outstanding used to calculate non-GAAP net loss per share excluded stock options, restricted stock units, performance stock units, and shares issuable upon conversion of the company's convertible senior notes that are anti-dilutive.
FireEye considers these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, acquisition related expenses, non-cash interest expense related to the company’s convertible senior notes, amounts deemed repayment of accreted debt discount on repurchased convertible senior notes, change in fair value of contingent earn-out liability, restructuring charges, and other non-recurring and discrete items so that management and investors can compare the company's core business operating results over multiple periods.
There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures exclude stock-based compensation expense. Stock-based compensation is an important part of FireEye employees' overall compensation and has been, and will continue to be for the foreseeable future, a significant recurring expense in the company's business. Second, the components of the costs that FireEye excludes in its calculation of these non-GAAP financial measures, including not only stock-based compensation, but also amortization of stock-based compensation expense capitalized in software development costs, non-recurring or non-operating items such as acquisition related expenses, legal settlement costs, amortization of intangible assets, non-cash interest expense related to the company’s convertible senior notes, amounts deemed repayment of accreted debt discount on convertible senior notes, non-cash losses related to the retirement of convertible senior notes prior to maturity, change in fair value of contingent earn-out liability, restructuring charges, and discrete tax benefits, may differ from the components excluded by peer companies when they report their non-GAAP results of operations. FireEye compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures and evaluating non-GAAP financial measures together with their nearest GAAP equivalents.
About FireEye, Inc.
FireEye is the intelligence-led security company. Working as a seamless, scalable extension of customer security operations, FireEye offers a single platform that blends innovative security technologies, nation-state grade threat intelligence, and world-renowned Mandiant® consulting.  With this approach, FireEye eliminates the complexity and burden of cyber security for organizations struggling to prepare for, prevent, and respond to cyber attacks. FireEye has over 7,900 customers across 103 countries, including more than 50 percent of the Forbes Global 2000.

© 2019 FireEye, Inc. All rights reserved. FireEye and Mandiant are registered trademarks or trademarks of FireEye, Inc. in the United States and other countries. All other brands, products, or service names are or may be trademarks or service marks of their respective owners.

Media contact:
Dan Wire
FireEye, Inc.
415-895-2101
dan.wire@fireeye.com

Investor contact:
Kate Patterson
FireEye, Inc.
408-321-4957
kate.patterson@fireeye.com

Source: FireEye

FireEye, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	March 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$406,057	$409,829
Short-term investments	723,972	706,691
Accounts receivable, net	111,071	157,817
Inventories	6,635	6,548
Prepaid expenses and other current assets	96,977	100,295
Total current assets	1,344,712	1,381,180
Property and equipment, net	91,898	89,163
Goodwill	999,804	999,804
Intangible assets, net	131,036	143,162
Deposits and other long-term assets	140,092	82,769
Total assets	$2,707,542	$2,696,078

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$31,113	$26,944
Accrued and other current liabilities	41,884	29,797
Accrued compensation	56,196	63,808
Deferred revenue, current portion	541,563	556,815
Total current liabilities	670,756	677,364
Convertible senior notes, net	974,355	962,577
Deferred revenue, non-current portion	364,627	378,013
Other long-term liabilities	78,363	27,730
Total liabilities	2,088,101	2,045,684
Stockholders' equity:
Common stock	20	20
Additional paid-in capital	3,194,484	3,152,159
Treasury stock	(150,000)	(150,000)
Accumulated other comprehensive loss	(202)	(2,299)
Accumulated deficit	(2,424,861)	(2,349,486)
Total stockholders’ equity	619,441	650,394
Total liabilities and stockholders' equity	$2,707,542	$2,696,078

FireEye, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2019	2018
Revenue:
Product, subscription and support	$169,903	$165,473
Professional services	40,641	33,597
Total revenue	210,544	199,070
Cost of revenue: (1)(2)(3)
Product, subscription and support	48,468	47,429
Professional services	23,100	20,500
Total cost of revenue	71,568	67,929
Total gross profit	138,976	131,141
Operating expenses: (1)
Research and development (2)(3)	67,395	66,196
Sales and marketing (2)	103,896	97,251
General and administrative (4)	27,376	28,418
Restructuring charges (5)	3,799	—
Total operating expenses	202,466	191,865
Operating loss	(63,490)	(60,724)
Other expense, net (6)	(9,703)	(10,053)
Loss before income taxes	(73,193)	(70,777)
Provision for income taxes (7)	2,182	1,053
Net loss attributable to common stockholders	$(75,375)	$(71,830)
Net loss per share attributable to common stockholders, basic and diluted	$(0.38)	$(0.39)
Weighted average shares used in per share calculations, basic and diluted	197,819	186,456

FireEye, Inc.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended March 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(75,375)	$(71,830)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	23,833	22,389
Stock-based compensation	40,323	42,148
Non-cash interest expense related to convertible senior notes	11,778	9,694
Deferred income taxes	475	(60)
Other	1,101	1,342
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business acquisitions:
Accounts receivable	46,479	42,986
Inventories	(395)	(1,373)
Prepaid expenses and other assets	6,975	(6,330)
Accounts payable	6,802	(5,354)
Accrued liabilities	758	4,254
Accrued compensation	(7,611)	(5,568)
Deferred revenue	(28,639)	(23,965)
Other long-term liabilities	(2,051)	854
Net cash provided by operating activities	$24,453	$9,187
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment and demonstration units	(13,503)	(14,487)
Purchases of short-term investments	(156,533)	(109,469)
Proceeds from maturities of short-term investments	141,004	104,711
Business acquisitions, net of cash acquired	—	(5,977)
Lease deposits	(36)	(116)
Net cash used in investing activities	(29,068)	(25,338)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of equity awards	843	3,110
Net cash provided by financing activities	843	3,110
Net change in cash and cash equivalents	(3,772)	(13,041)
Cash and cash equivalents, beginning of period	409,829	180,891
Cash and cash equivalents, end of period	$406,057	$167,850

FireEye, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2019	2018
GAAP operating loss	$(63,490)	$(60,724)
Stock-based compensation expense (1)	40,323	42,148
Amortization of stock-based compensation capitalized in software development costs (3)	793	401
Amortization of intangible assets (2)	12,126	12,614
Acquisition related expenses (4)	—	264
Restructuring charges (5)	3,799	—
Non-GAAP operating loss	$(6,449)	$(5,297)
GAAP gross margin	66%	66%
Stock-based compensation expense (1)	4%	4%
Amortization of stock-based compensation capitalized in software development costs (3)	—%	—%
Amortization of intangible assets (2)	4%	4%
Non-GAAP gross margin	74%	74%
GAAP operating margin	(30)%	(31)%
Stock-based compensation expense (1)	19%	21%
Amortization of stock-based compensation capitalized in software development costs (3)	—%	—%
Amortization of intangible assets (2)	6%	7%
Acquisition related expenses (4)	—%	—%
Restructuring charges (5)	2%	—%
Non-GAAP operating margin	(3)%	(3)%
GAAP net loss	$(75,375)	$(71,830)
Stock-based compensation expense (1)	40,323	42,148
Amortization of stock-based compensation capitalized in software development costs (3)	793	401
Amortization of intangible assets (2)	12,126	12,614
Acquisition related expenses (4)	—	264
Restructuring charges (5)	3,799	—
Non-cash interest expense related to convertible senior notes (6)	11,778	9,694
Adjustment to provision (benefit) from income taxes (7)	611	(382)
Non-GAAP net loss	$(5,945)	$(7,091)
GAAP net loss per common share, basic and diluted	$(0.38)	$(0.39)
Stock-based compensation expense (1)	0.21	0.23
Amortization of stock-based compensation capitalized in software development costs (3)	—	—
Amortization of intangible assets (2)	0.06	0.07
Acquisition related expenses (4)	—	—
Restructuring charges (5)	0.02	—
Non-cash interest expense related to convertible senior notes (6)	0.06	0.05
Adjustment to provision for (benefit from) income taxes (7)	—	—
Non-GAAP net loss per common share, basic and diluted	$(0.03)	$(0.04)
Weighted average shares used in per share calculation for GAAP, basic and diluted	197,819	186,456
Weighted average shares used in per share calculation for Non-GAAP, basic and diluted	197,819	186,456

	Three Months Ended March 31,
	2019	2018
GAAP net cash provided by operating activities	$24,453	$9,187
Purchase of property and equipment and demonstration units	(13,503)	(14,487)
Free cash flow	$10,950	$(5,300)

(1) Includes stock-based compensation expense as follows:
Cost of product, subscription and support revenue	$3,947	$3,622
Cost of professional services revenue	3,709	3,902
Research and development expense	12,424	14,353
Sales and marketing expense	12,540	12,977
General and administrative expense	7,703	7,294
Total stock-based compensation expense	$40,323	$42,148

(2) Includes amortization of intangible assets as follows:
Cost of product, subscription and support revenue	$8,229	$8,662
Research and development expense	118	157
Sales and marketing expense	3,779	3,795
Total amortization of intangible assets	$12,126	$12,614

(3) Includes amortization of stock-based compensation capitalized in software development costs as follows:
Cost of product, subscription and support revenue	$203	$102
Cost of professional services revenue	102	52
Research and development expense	488	247
Total amortization of stock-based compensation capitalized in software development costs	$793	$401

(4) Includes acquisition related expenses as follows:
General and administrative expense	$—	$264

(5) Includes restructuring charges as follows:
Restructuring charges	$3,799	$—

(6) Includes non-cash interest expense related to convertible senior notes as follows:
Other expense, net	$11,778	$9,694

(7) Includes income tax effect of non-GAAP adjustments as follows:
Provision for (benefit from) income taxes	$611	$(382)

FireEye, Inc.
RECONCILIATION OF NON-GAAP BILLINGS TO REVENUE
(Unaudited, in thousands)

	Three Months Ended March 31,
	2019	2018
GAAP revenue	$210,544	$199,070
Add change in deferred revenue	(28,638)	(23,964)
Non-GAAP billings	$181,906	$175,106

FireEye, Inc.
BILLINGS BREAKOUT
(Unaudited, in thousands)

	Three Months Ended March 31,
	2019	2018
Product and related subscription and support billings	$100,596	$90,365
Cloud subscription and managed services	43,113	57,110
Professional services billings	38,197	27,631
Non-GAAP billings	$181,906	$175,106

FireEye, Inc.
REVENUE BREAKOUT
(Unaudited, in thousands)

	Three Months Ended March 31,
	2019	2018
Product and related subscription and support revenue	$118,448	$121,092
Cloud subscription and managed services revenue	51,455	44,381
Professional services revenue	40,641	33,597
Total revenue	$210,544	$199,070